Exhibit 99.1

AMENDMENT NO. 3

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of September 29, 2008, by and among LIFETIME BRANDS, INC., (the “Borrower”), the several financial institutions party hereto and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

RECITALS

A.    The Borrower, the Lenders, Citibank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement, dated as of October 31, 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

B.        The Borrower has requested the Lenders to amend the Credit Agreement in certain respects.

C.        The Administrative Agent has advised the Borrower that the Required Lenders are willing to agree to its request on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.	Amendments to Credit Agreement.

(a)           Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 3” means Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of September 29, 2008 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means September 29, 2008.

“Borrowing Base Percentage” means (a) with respect to Eligible Receivables, initially 85% and (b) with respect to Eligible Inventory, initially 50%, or, in each case, such other lower percentage as the Administrative Agent shall determine from time to time in its sole discretion.

“Consolidated Cash Interest Expense”means, for any period, interest and fees paid in cash by the Borrower and its Subsidiaries during such period in respect of the Indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, including the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP.

“Consolidated Fixed Charges” means, for any period, the sum of, without duplication, (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of prepayments and scheduled principal payments of Indebtedness by the Borrower and its Subsidiaries during such period (other than prepayment and repayments of the Obligations), determined in accordance with GAAP, (c) income taxes paid in cash during such period by the Borrower and its Subsidiaries (excluding income taxes paid in cash during the first fiscal quarter of the Borrower’s 2008 fiscal year on income earned during the Borrower’s 2007 fiscal year and (d) the aggregate amount of Restricted Payments paid by the Borrower in cash during such period.

“Eligible Inventory Amount” means (a) during each period from November 1 to and including May 30 during the term hereof, $70,000,000 and (b) during each period from May 31 to and including October 31 during the term hereof, $80,000,000.

“Fixed Charge Coverage Ratio” means, as of the last day of each fiscal quarter the ratio of (a) Consolidated EBITDA for the four fiscal quarter period ending on such dayminus Capital Expenditures of the Borrower and its Subsidiaries for such four fiscal quarter period to (b) Consolidated Fixed Charges for such four fiscal quarter period.

“Grid Effectiveness Date” means the date on which the Borrower requests in writing that the pricing grid set forth in clause (b) of the definition of “Applicable Margin” become effective, which request shall not be made by the Borrower prior to the later to occur of (a) the receipt by the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.01(b) as of and for the fiscal quarter ending June 30, 2009, and (b) the first day of any fiscal quarter of the Borrower occurring after (i) Consolidated EBITDA for the four fiscal quarter period ending on the last day of the immediately preceding fiscal quarter of the Borrower shall be equal to or greater than $40,000,000 and (ii) the Interest Coverage Ratio for the four fiscal quarter period ending on the last day of the immediately preceding fiscal quarter of the Borrower shall be not less than 4.00:1.00.

“Super-Majority Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing not less than 75% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

“Trademark OLV Amount” means, as of any date of determination, (a) during the period from the Amendment No. 3 Effective Date to and including September 30, 2009, 50% of the orderly liquidation value of the Trademarks of the Borrower and the Subsidiaries on which the Administrative Agent has a valid and perfected Lien, determined pursuant to the most recent valuation of such Trademarks received by the Administrative Agent acceptable to the Administrative Agent and the Required Lenders from an appraiser acceptable to the Administrative Agent and the Required Lenders, and (b) thereafter, 40% of the orderly liquidation value of the Trademarks of the Borrower and the Subsidiaries on which the Administrative Agent has a valid and perfected Lien, determined pursuant to the most recent valuation of such Trademarks received by the Administrative Agent acceptable to the Administrative Agent and the Required Lenders from an appraiser acceptable to the Administrative Agent and the Required Lenders.

(b)          Applicable Margin. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

“Applicable Margin” means:

(a) at all time during the period from August 1, 2008 to the Grid Effectiveness Date, (i) with respect to ABR Borrowings, 0.250%, (ii) with respect to Eurodollar Borrowings, 2.250% and (iii) with respect to the Commitment Fees, 0.300%; and

(b) at all times from and after the Grid Effectiveness Date during the applicable periods set forth below: (i) with respect to ABR Borrowings, the percentage set forth below under the heading “ABR Margin” and adjacent to such period, (ii) with respect to Eurodollar Borrowings, the percentage set forth below under the heading “Eurodollar Margin” and adjacent to such period and (iii) with respect to the Commitment Fees, the percentage set forth below under the heading “Commitment Fee Margin” and adjacent to such period:

Period		Applicable Margin
When the Leverage Ratio is greater than or equal to	And less than	ABR Margin	Eurodollar Margin	Commitment Fee Margin
3.50:1.00		0.250%	2.250%	0.300%
2.00:1.00	3.50:1.00	0.000%	1.750%	0.250%
	2.00:1.00	0.000%	1.500%	0.250%

Changes in the Applicable Margin from and after the Grid Effectiveness Date resulting from a change in the Leverage Ratio shall be based upon the certificate most recently delivered under Section 6.01(c) and shall become effective five (5) Business Days after the date such certificate is delivered to the Administrative Agent. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be greater than 3.50:1.00from and including such date to the date that is five (5) Business Days after the date of delivery to the Administrative Agent of such certificate.

(c)          Borrowing Base Amount. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Borrowing Base Amount” in its entirety and substituting the following therefor:

“Borrowing Base Amount”means, as of any date of determination, a sum equal to (a) the Borrowing Base Percentage of Eligible Receivables (less reserves which the Administrative Agent may deem necessary from time to time in its sole discretion), (b) the lesser of (i) the Borrowing Base Percentage of Eligible Inventory (less reserves which the Administrative Agent may deem necessary from time to time in its sole discretion) and (ii) the Eligible Inventory Amount as of such date and (c) the lesser of (i) $25,000,000 and (ii) the Trademark OLV Amount as of such date.

(d)          Consolidated EBITDA. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and substituting the following therefor:

“Consolidated EBITDA” means, for any period, net income of the Borrower and its Subsidiaries for such period before provision for federal and state income taxes, determined on a Consolidated basis, plus the sum of, without duplication, (a) Consolidated Interest Expense for such period, (b) depreciation, amortization and other non-cash charges of the Borrower and its Subsidiaries, each to the extent deducted in determining such net income for such period, (c) solely with respect to the 2007 and 2008 fiscal years of the Borrower, restructuring charges incurred in 2007 and 2008 in connection with the closing of thirty (30) outlet stores as announced by the Borrower on December 3, 2007, in an amount not to exceed $7,000,000 in the aggregate and (d) non-recurring asset impairment charges, not to exceed $7,500,000 in the aggregate, and non-recurring restructuring charges, not to exceed $15,000,000 in the aggregate, incurred during the fiscal quarters ending September 30, 2008 through June 30, 2009 in connection with the closing of the Borrower’s retail stores/”Direct to Consumer” segment and the closure of the Borrower’s distribution facility located in York, Pennsylvania, minus the sum of extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business. Notwithstanding anything to the contrary in this definition, for purposes hereof, the term “Consolidated EBITDA” shall be computed, for any period, on a consistent basis, to reflect purchases and acquisitions made after the Amendment No. 2 Effective Date by the Borrower or any Subsidiary of any Person or assets of any Person constituting a business unit during the relevant period as if such purchase or acquisition occurred at the beginning of such period; provided that any amounts included in the determination of Consolidated EBITDA pursuant to this sentence for any period shall not exceed an amount equal to 25% of the Consolidated EBITDA of the Borrower for such period determined without giving effect to this sentence.

(e)           Consolidated Interest Expense. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Interest Expense” in its entirety and substituting the following therefor:

“Consolidated Interest Expense”means, for any period, interest and fees accrued or paid by the Borrower and its Subsidiaries during such period in respect of the Indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis, including (a) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (b) the amortization of all fees (including fees with respect to interest rate cap agreements or other agreements or arrangements entered into by the Borrower or any Subsidiary designed to protect the Borrower or such Subsidiary, as applicable, against fluctuations in interest rates) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP, (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP, and (d) capitalized interest, excluding the non-cash effect of FASB Staff Position APB 14-1 (Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)).

(f)            Eligible Inventory. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Eligible Inventory” in its entirety and substituting the following therefor:

“Eligible Inventory” means Inventory (including, solely for the fiscal quarter ending September 30, 2008, in-transit inventory having a value not in excess of $22,000,000) subject to a fully perfected first priority security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to the Security Agreement which is not on consignment from any third party and which conforms to the representations and warranties contained in the Security Agreement, excluding (a) obsolete or damaged Inventory, (b) Inventory consisting of samples or otherwise not of a type held for sale in the ordinary course of the Borrower’s or a Guarantor’s business, (c) Inventory not saleable within one year from the date of acquisition or creation thereof, (d) Inventory to be returned to suppliers, (e) except as expressly provided above, Inventory held by, or in transit to, third parties (including to warehouses), (f) any reserves reasonably required by Required Lenders for special order goods, market value declines, bill and hold (deferred shipment) sales, and any other matters in the reasonable determination of the Required Lenders and (g) except as expressly provided above with respect to Inventory in transit, Inventory which is not located on the Borrower’s or a Guarantor’s owned or leased premises in the United States of America.

(g)          Permitted Acquisition. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Acquisition” in its entirety and substituting the following therefor:

“Permitted Acquisition” means the purchase, holding or acquisition of (including pursuant to any merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, or the purchase or acquisition of (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit (each an “acquisition”), provided that, (a) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (b) the aggregate amount of consideration paid, and Indebtedness assumed, by the Borrower and the Subsidiaries in connection with all such acquisitions made during the period (i) from the Amendment No. 3 Effective Date to the Grid Effectiveness Date, shall not exceed $10,000,000 and (ii) from and after the Grid Effectiveness Date, shall not exceed an amount equal to (x) $50,000,000 minus (y) the aggregate amount of consideration paid, and Indebtedness assumed, by the Borrower and the Subsidiaries in connection with such all acquisitions made during the period from the Amendment No. 3 Effective Date to the Grid Effectiveness Date, (c) such Person or business unit, as the case may be, is in substantially the same business as the Borrower, (d) the Managing Person of such Person shall have approved or recommend such acquisition and (e) the Borrower shall have complied with the provisions of Section 6.11 with respect to such Person or assets.

(h)           Borrowing Base Effective Date; Borrowing Base Period; Borrowing Base Suspension Date. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Borrowing Base Effective Date”, “Borrowing Base Period” and “Borrowing Base Suspension Date” in their entirety.

(i)             Optional Increase in Commitments. Section 2.01 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 2.01	Commitments

Subject to the terms and conditions set forth herein, each Lender having a Revolving Commitment agrees to make Revolving Loansto the Borrower from time to time during the Availability Period in an aggregate principal amount up to an amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that no Lender shall be permitted or required to make Revolving Loans to the Borrower in excess of an aggregate principal amount equal to the lesser of (i) an amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (ii) such Lender’s Commitment Percentage of the Borrowing Base Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(j)            Swing Line Loans. Section 2.05(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)       Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time on any Business Day during the period from the Effective Date to the sixth Business Day preceding the Revolving Maturity Date, provided that (i) immediately after making each Swing Line Loan, (A) the aggregate outstanding principal balance of the Swing Line Loans will not exceed the Swing Line Commitment and (B) the Aggregate Revolving Exposure will not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base Amount, (ii) prior thereto or simultaneously therewith the Borrower shall have borrowed Revolving Loans, (iii) no Lender shall be in default of its obligations under this Agreement and (iv) no Credit Party shall have notified the Swing Line Lender and the Borrower in writing at least one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, that the conditions set forth in Section 5.02 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Swing Line Loan

(k)           Prepayment of Loans. Section 2.08(f) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(f)        If as of any date the Aggregate Revolving Exposure as of such date exceeds the Borrowing Base Amount, then in such event the Borrower shall immediately prepay the Revolving Loans by an amount necessary to eliminate any such excess (and if the Revolving Loans have been paid in full and the Letter of Credit Exposure of all Lenders is greater than zero, deposit into the Cash Collateral Account an amount equal to 105% of such excess).

(l)            Optional Increase in Commitments. Section 2.10(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)          At any time, if no Default shall have occurred and be continuing, the Borrower may increase the Aggregate Revolving Commitment, either by designating a financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed), or by agreeing with one or more existing Lenders that such Lender’s or Lenders’ Revolving Commitment shall be increased. Upon execution and delivery by the Borrower and such Lender or Lenders or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent, such existing Lender or Lenders shall have a Revolving Commitment as therein set forth or such other financial institution shall become a Lender with a Revolving Commitment as therein set forth and all the rights and obligations of a Lender with such a Revolving Commitment hereunder; provided that

(i)        the Borrower shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

(ii)       the Administrative Agent and the Required Lenders shall have consented in writing to such increase;

(iii)      Consolidated EBITDA as of the last day of the most recently ended fiscal quarter for the four fiscal quarter period ending on such day shall be not less than $40,000,000; and

(iv)      that immediately after giving effect to such increase, the Aggregate Revolving Commitment shall not exceed $200,000,000.

(m)          Letters of Credit. The first sentence of Section 2.11(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

The Borrower may request the Issuer to issue letters of credit (the “Letters of Credit”; each, individually, a “Letter of Credit”) during the period from the Effective Date to the thirtieth Business Day prior to the Revolving Maturity Date, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders would not exceed the Letter of Credit Commitment and (ii) the Aggregate Revolving Exposure would not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base Amount.

(n)           Each Extension of Credit. Clause (b) of Section 5.02 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(b)       At the time of and immediately after giving effect to such Extension of Credit, no Default shall have occurred and be continuing and the Aggregate Revolving Exposure shall not exceed the Borrowing Base Amount.

(o)	Financial Statements and Other Information.

(i)        Section 6.01(c) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(c)       concurrently with any delivery of financial statements under clauses (a) or (b) of this Section 6.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with Sections 7.12 (when such Section becomes applicable), 7.13, 7.15 and 7.18 and (B) any change in the Guarantors as of the date of such certificate and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section 4.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(ii)       Section 6.01(g) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(g)       within twenty (20) days after (i) the last day of each month during any period in which Consolidated EBITDA for the four fiscal quarter period ending on the last day of the immediately preceding fiscal quarter of the Borrower shall be less than $55,000,000 and (ii) the last day of each fiscal quarter at all other times, a Borrowing Base Certificate, duly completed and setting forth the calculations required thereby, as of such last day.

(p)           Books and Records; Inspection Rights. Section 6.06 of the Credit Agreement is hereby amended by renumbering the existing Section 6.06 as Section 6.06(a) and adding a new Section 6.06(b) thereto to read in its entirety as follows:

(b)       The Borrower shall, and shall cause each of the Guarantors to, permit the Administrative Agent or any Related Party to perform a field examination, Collateral analysis or other business analysis or audit relating to the Borrower or any Guarantor (each a “Monitoring”), at such times and with such frequency as the Administrative Agent shall determine in its reasonable discretion, which shall be not less frequently than once in any calendar year. The Borrower shall pay to the Administrative Agent, promptly after demand therefor, (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any such Monitoring, and (ii) in the event that such Monitoring is conducted by the Administrative Agent or any Related Party, the reasonable fees charged by each person employed in connection with such Monitoring.

(q)          Investments, Loans, Advances, Guarantees and Acquisitions. Section 7.04 of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting the following therefor:

(i)        Permitted Acquisitions by the Borrower or any Subsidiary; provided that the Borrower shall have delivered to the Administrative Agent and the Lenders not less than 10 Business Days prior to the consummation of any such Permitted Acquisition a certificate of a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and the Required Lenders evidencing projected pro forma compliance with Sections 7.12 (when such Section becomes applicable), 7.13, 7.15 and 7.18 after giving effect to such Permitted Acquisition for the period from the date of such Permitted Acquisition to the Revolving Maturity Date;

(r)           Restricted Payments. Section 7.08 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.08	Restricted Payments

The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may (i) declare and pay dividends with respect to its equity securities payable (1) in additional shares of its equity securities or (2) in cash and (ii) after the Grid Effectiveness Date, repurchase shares of its common stock in open market transactions; provided that, (x) after giving effect to any such payment of dividends or repurchase of common stock, the Fixed Charge Coverage Ratio, calculated on a pro forma basis as if such dividends or stock repurchases had been made on the last day of the most recently ended fiscal quarter of the Borrower, shall not be less than the amount set forth in Section 7.15 with respect to such fiscal quarter and (y) before and after giving effect to such dividends or repurchase no Default shall exist or result therefrom and (b) any Subsidiary may declare and pay dividends to the Borrower or any other Subsidiary.

(s)           Leverage Ratio. Section 7.12 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.12	Leverage Ratio

From and after (but not prior to) the Grid Effectiveness Date, the Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter of each fiscal year ending on (i) March 31 and December 31 to be greater than 3.00 to 1.00; (ii) June 30 to be greater than 3.50 to 1.00, and (iii) September 30 to be greater than 4.00 to 1.00.

(t)            Interest Coverage Ratio. Section 7.13 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.13	Interest Coverage Ratio

The Borrower shall not permit the Interest Coverage Ratio (a) as of the last day of any fiscal quarter during the period from the Amendment No. 3 Effective Date to the Grid Effectiveness Date to be less than 2.75:1.00 and (b) as of the last day of any fiscal quarter during the period from and after the Grid Effectiveness Date to be less than 4.00:1.00.

(u)           Fixed Charge Coverage Ratio. Section 7.15 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.15	Fixed Charge Coverage Ratio

The Borrower shall not permit the Fixed Charge Coverage Ratio (a) as of the last day of any fiscal quarter during the period from the Amendment No. 3 Effective Date to March 31, 2009 to be less than 1.15:1.00 and (b) as of June 30, 2009 and the last day of any fiscal quarter thereafter to be less than 1.50:1.00.

(v)           Minimum Consolidated EBITDA; Minimum Availability. Article 7 of the Credit Agreement is hereby amended by adding new Sections 7.18 and 7.19 to read in its entirety as follows:

Section 7.18	Consolidated EBITDA

The Borrower shall not permit Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than $27,000,000.

Section 7.19	Minimum Availability

The Borrower shall not permit the Aggregate Revolving Exposure at any time to be greater than (a) the Borrowing Base Amount minus (b) $20,000,000.

(w)         Waivers; Amendments. Section 10.02(b) of the Credit Agreement is hereby amended by deleting the further proviso at the end thereof in its entirety and substituting the following therefor:

and provided, further, that (x) no such agreement shall (1) change any provision of the definition of “Borrowing Base Amount” that would have the effect of adding additional categories of assets to the computation of the Borrowing Base Amount or increase any dollar amount set forth in the definition of “Borrowing Base Amount”, (2) reduce any percentage set forth in the definition of “Borrowing Base Percentage” or (3) increase any percentage set forth in the definition of “Trademark OLV Amount”, without the written consent of the Super-Majority Lenders and (y) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuer hereunder without the prior written consent of the Administrative Agent, the Swing Line Lender or the Issuer, as the case may be.

(x)           General. All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.

2.             Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)          The Administrative Agent shall have received an executed counterpart of this Amendment signed by the Borrower, the Required Lenders and the Administrative Agent.

(b)           The Administrative Agent shall have received an executed counterpart of the acknowledgement and consent annexed hereto duly executed by each of the Guarantors.

(c)           The Borrower shall have paid to the Administrative Agent for the account of each Lender that (i) notified the Administrative Agent on or before September 19, 2008 of its approval of the term sheet entitled “Lifetime Brands Proposal 9/11/08” summarizing in all material respects the amendments to the Credit Agreement set forth in this Amendment and (ii) has executed this Amendment, a fee equal to 0.10% of such Lender’s Revolving Commitment as in effect on the Amendment No. 3 Effective Date.

(d)           The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 6.10 of the Credit Agreement is in effect, and such policies shall (i) contain a standard loss payable clause (ii) name the Administrative Agent for the ratable benefit of the Secured Parties as sole loss payee, (iii) be indorsed to provide, in respect of the interests of the Administrative Agent, that the Administrative Agent shall be an additional insured, and (iv) otherwise comply with the term of the Credit Agreement and the Security Documents.

(e)           The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (except to the extent such representations and warranties specifically relate to an earlier date) and, after giving effect to the amendments set forth in Section 1 hereof, no Default or Event of Default shall exist.

(f)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g)           The Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent in connection with this Amendment.

The Administrative Agent shall notify the Borrower and the Credit Parties of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding.

3.             Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           The representations and warranties set forth in the Loan Documents (other than the representations and warranties made as of a specific date) are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

(c)           (i) The execution, delivery and performance by the Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of the Borrower, (ii) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by the Borrower hereof: (A) contravenes the terms of the Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Borrower is a party or any order, injunction, writ or decree to which the Borrower or its property is subject, or (C) violates any requirement of law.

4.	Effect; No Waiver.

(a)           The Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no defenses to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.

(b)           The Borrower hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of the Borrower under or in connection with the Credit Agreement as amended hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remains in full force and effect and is hereby ratified and confirmed.

5.	Miscellaneous.

(a)           The Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(b)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(c)           This Amendment shall be binding upon the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(d)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

LIFETIME BRANDS, INC.

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior VP-Finance & CFO

LIFETIME BRANDS AMENDMENT NO. 3

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, Issuer and Lender

By:	/s/ Christopher Mendelsohn
Name:	Christopher J. Mendelsohn
Title:	Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 3

JPMORGAN CHASE BANK, N.A., as Syndication Agent and Lender

By:	/s/ Barbara G. Bertschi
Name:	Barbara G. Bertschi
Title:	Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 3

CITIBANK, N.A., as Co-Documentation Agent and Lender

By:	/s/ Anthony V. Pantina
Name:	Anthony V. Pantina
Title:	Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 3

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and Lender

By:	/s/ Edward Nallan
Name:	Edward P. Nallan, Jr.
Title:	Senior Vice President

LIFETIME BRANDS AMENDMENT NO. 3

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by the Borrower of the foregoing Amendment No. 3; (2) confirms and agrees that it is a Guarantor party to the Guarantee Agreement and a Grantor party to the Security Agreement and that the Guarantee Agreement, the Security Agreement and the other Loan Documents to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms, (3) agrees that the definition of “Obligations” (and any other term referring to the indebtedness, liabilities and obligations of the Borrower to the Administrative Agent or any of the Lenders) in the Guarantee Agreement and the other Loan Documents shall include the Indebtedness of the Borrower under the foregoing Amendment No. 3; (4) agrees that the definition of “Credit Agreement” in the Guarantee Agreement and the other Loan Documents to which it is a party is hereby amended to mean the Credit Agreement as modified by the foregoing Amendment No. 3; (5) reaffirms its continuing liability under its Guarantee Agreement (as modified hereby); (6) reaffirms all of its agreements and obligations under the Security Documents; (7) reaffirms that all Obligations of the Borrower under or in connection with the Credit Agreement as modified by the foregoing Amendment No. 3 are “Obligations” as that term is defined in the Security Documents; and (8) reaffirms that all such Obligations continue to be secured by the Security Documents, which remain in full force and effect and are hereby ratified and confirmed.

OUTLET RETAIL STORES, INC.

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior VP - Finance

PFALTZGRAFF FACTORY STORES, INC.

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior VP - Finance

SYRATECH ACQUISITION CORPORATION

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior VP - Finance

LTB DE MEXICO, S.A. DE C.V.

By:	/s/ Laurence Winoker
Laurence Winoker
Director

TMC ACQUISITION INC.

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior VP - Finance

LIFETIME BRANDS AMENDMENT NO. 3 ACKNOWLEDGEMENT AND CONSENT